Exhibit 10.104

ASSIGNMENT AND CONSENT TO ASSIGNMENT

This Assignment and Consent to Assignment (hereinafter “Assignment”) is entered into effective October 1, 2003 by and between Professional Care IPA Medical Group, Inc (hereinafter “ASSIGNOR”), Prospect Medical Group, Inc (hereinafter “ASSIGNEE”) and Blue Cross of California and its Affiliates (hereinafter “BLUE CROSS”).

RECITALS

A.            ASSIGNOR and BLUE CROSS have entered into that certain CaliforniaCare Medical Services Agreement effective November 1, 1999 (hereinafter the “Agreement”);

B.            ASSIGNOR will be acquired by ASSIGNEE effective October 1, 2003 and ASSIGNEE will be the surviving entity;

C.            ASSIGNOR desires to assign its rights and delegate its duties under the Agreement to ASSIGNEE;

D.            ASSIGNEE desires to accept the rights and assume the obligations of ASSIGNOR under the Agreement;

E.             Under the Agreement ASSIGNOR may assign the Agreement subject to the consent of BLUE CROSS;

F.             BLUE CROSS desires to agree to the assignment of the Agreement subject to the conditions precedent stated herein;

THEREFORE, THE PARTIES AGREE AS FOLLOWS:

I.              ASSIGNMENT OF RIGHTS

1.1           ASSIGNOR hereby assigns to ASSIGNEE all right, title, and interest in and to the Agreement between ASSIGNOR and BLUE CROSS, a copy of which is attached hereto, said assignment to be effective as of October 1, 2003.

1.2           ASSIGNEE hereby accepts assignment of the Agreement, effective as of October 1, 2003 subject to all of the terms and conditions thereof.

1.3           It is specifically understood and agreed that ASSIGNOR’s assignment to ASSIGNEE of its rights under the Agreement includes the right to receive any and all payments or consideration due thereunder from BLUE CROSS, notwithstanding the fact that the right to payments or consideration may have accrued prior to the effective date of this assignment and delegation.

II.            DELEGATION OF DUTIES

2.1           ASSIGNOR hereby delegates to ASSIGNEE all of its duties and obligations of performance under the Agreement between ASSIGNOR and BLUE CROSS.

2.2           ASSIGNEE hereby accepts delegation of and agrees to assume full responsibility for performance of all duties and obligations under the Agreement to the same extent as if it had been an original party thereto.

2.3           It is specifically understood and agreed that ASSIGNOR’s delegation to and ASSIGNEE’s acceptance of its duties and obligations under the Agreement includes all duties and obligations of ASSIGNOR, notwithstanding the fact that said duties and obligations may have accrued prior to the effective date of this assignment and delegation.

III.           CONSENT

3.1           BLUE CROSS hereby consents to the assignment and delegation of the Agreement from ASSIGNOR to ASSIGNEE to be effective as of October 1, 2003.

IV.           MISCELLANEOUS

4.1           Further assignment of rights and duties under the Agreement shall occur only upon the mutual written agreement of ASSIGNEE and BLUE CROSS.

4.2           It is understood and agreed that endorsements or amendments of the Agreement, or both, may be necessary as a result of this Assignment and the parties hereto agree to meet and confer in good faith and to execute any and all endorsements or amendments of the Agreement, or both, which may be necessary to effectuate the intentions of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date and year first written above

BLUE CROSS	ASSIGNOR

/s/ Barry Ford	/s/ Shinto
Signature	Signature

BARRY FORD	SHINTO
Print Name	Print Name

V.P. Network Services
Title	Title

10.1.03	9/23/03
Date	Date

ASSIGNEE

/s/ Peter G. Goll
Signature

Peter G. Goll
Print Name

Senior Vice President
Title

9-9-03
Date